Exhibit 10.6

December 23, 2010

Broadcast International, Inc. 7050 Union Park, Ave. #600 Salt Lake City, Utah 84047 Attention: James Solomon

Re:  Revised Amended Note

Dear James:

Reference is hereby made to that certain Loan Restructuring Agreement, dated as of December 16, 2010 (the “Loan Restructuring Agreement”), by and between Broadcast International, Inc., a Utah corporation (the “Company”), and Castlerigg Master Investments Ltd., a fund advised by Sandell Asset Management Corp. (the “Lender”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Restructuring Agreement.

The Company and the Lender hereby acknowledge and agree as follows:

1.

The form of Amended Note attached as Exhibit A to the Loan Restructuring Agreement is hereby deleted in its entirety and replaced with the form of Amended Note attached as Annex I hereto (the “Revised Amended Note”).  For the avoidance of doubt, all references to the “Amended Note” in the Transaction Documents shall refer to the Revised Amended Note.

2.

Notwithstanding Section 3.3(s) of the Loan Restructuring Agreement, the Company shall not be required to deliver an escrow agreement to the Lender, provided that, on the Closing Date, the Company (a) delivers an executed copy of the Revised Amended Note to the Lender and (b) prepays an amount equal to the aggregate amount of Interest (as defined in the Revised Amended Note) due and payable under the Revised Amended Note from the Issuance Date (as defined in the Revised Amended Note) through December 31, 2011 in accordance with the Revised Amended Note.

3.

Notwithstanding anything to the contrary contained in the Loan Restructuring Agreement or any other Transaction Document, at the Closing, the Company shall pay to the Lender, in lieu of delivery of the Shares and the Warrants pursuant to Section 2.2 of the Loan Restructuring Agreement, a one-time cash payment of $2,750,000 by wire transfer of immediately available funds to a bank account designated by the Lender.  All references to the Excess Shares, Full Issuance Shares, the Partial Issuance Shares, the Shares, the Warrant Shares and the Warrants (collectively, the “Shares and Warrants”), and all provisions relating solely to the Shares and Warrants in any Transaction Document, shall have no force or effect provided such cash payment is made at Closing..  For purposes of clarification, the foregoing shall have no effect on the Company’s obligations with respect to the Conversion Shares set forth in the Transaction Documents, which shall remain in full force and effect.

4.

In addition to the indemnification obligations of the Company pursuant to Section 8.3 of the Loan Restructuring Agreement, the Company shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities, incurred by any Indemnitee as a result of, or arising out of, or relating to the failure of Interact Devices, Inc. to be in good standing in such entity’s jurisdiction of formation.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Requirements of Law.

5.

6.

This letter agreement (i) shall be governed by and construed under the laws of the State of New York, excluding the conflict of laws provisions thereof other than Section 5-1401 of the New York General Obligations Law, (ii) reflects the final and complete understanding of the parties hereto with respect to the matters herein, and supersedes any previous agreements, understandings or discussions, whether written or oral, and (iii) may not be amended or modified except in a writing signed by all of the parties hereto.  Each of the parties hereto (A) consents to submit itself to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this letter agreement or any transactions contemplated by this letter agreement, (B) agrees that it will not attempt to deny or defeat such exclusive jurisdiction or venue by motion or other request for leave from any such court and (C) agrees that it will not bring any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than such courts sitting in the State of New York.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BOROUGH BY EITHER OF THEM AGAINST THE OTHER IN THE MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LETTER AGREEMENT.

6.

This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or .pdf format shall be effective as delivery of a manually executed counterpart of this letter agreement.

[Remainder of the Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please execute and return this letter to us whereupon this letter shall become a binding agreement among the parties hereto.

Very truly yours,

CASTLERIGG MASTER INVESTMENTS LTD. By Sandell Asset Management Corp., its investment manager
By: /s/ Richard Gashler
Name: Richard Gashler Title: General Counsel

Accepted and Agreed on December 23, 2010:

BROADCAST INTERNATIONAL, INC.
By: /s/ Rodney M. Tiede
Name: Rodney M. Tiede Title: President & CEO

[Signature Page to Side Letter re: Revised Amended Note]

ANNEX I

REVISED AMENDED NOTE

[OMITTED]

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